Exhibit 10.2

AMENDMENT NO. 1 TO LICENSE AND SUPPLY AGREEMENT

This AMENDMENT NO. 1 TO THE LICENSE AND SUPPLY AGREEMENT (this “Amendment”) dated as of August 8, 2002 is entered into by and between GENOME THERAPEUTICS CORP., a Massachusetts corporation having its principal place of business at 100 Beaver Street, Waltham, MA 02453, USA (“GENE”) and BIOSEARCH ITALIA, S.p.A. with its principal place of business at via R. Lepetit, 34, 21040, Gerenzano, Italy (“Biosearch”).

WITNESSETH

WHEREAS, Biosearch and GENE have entered into a License and Supply Agreement (the “License and Supply Agreement”) dated as of October 8, 2001; and

WHEREAS, Biosearch and GENE wish to amend certain provisions of the License and Supply Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.         Amendment of Article 1.  Article 1 is amended by inserting the following definitions in the appropriate alphabetic order.

“Amendment No. 1” shall mean the Amendment to this Agreement dated as of August 8, 2002.

Section 2.         Amendment of Article 4.  Section 4.2(i) of the License and Supply Agreement is amended by deleting such section in its entirety and replacing the same with the following:

“(i)          [*] by paper check, such payment to be made within [*] of the effective date of Amendment No. 1 notwithstanding the provision in this Section 4.2 providing that milestone payments be made within [*] after the first achievement of a specified milestone.

(ii)           [*] by paper check following the completion by the [*] of its [*] of and [*] regarding [*] the first [*] of the [*] required to complete the [*].  The Parties agree that in the event the [*] recommends an [*], as a result of such analysis, then this [*] of [*] shall be deferred until the [*].”

Section 3.         Re-numbering of Sections 4.2(ii) and (iii).  Sections 4.2(ii) and (iii) of the License and Supply Agreement shall be re-numbered as Sections 4.2(iii) and 4.2(iv), respectively.

[*] Confidential treatment has been requested for marked portions.

Section 4.         Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York of the United States of America.

Section 5.         Counterparts.  This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 6.         Miscellaneous.  Except as expressly modified by the terms of this Amendment, the License and Supply Agreement shall remain in full force and effect in accordance with its terms.  This Amendment is limited to the matters expressly stated herein and no other matters and shall not constitute a waiver, modification or amendment to any other terms and provisions of the License and Supply Agreement.

Section 7.         Effectiveness.  This Amendment shall become effective as of the date hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BIOSEARCH ITALIA, S.P.A.

By:          /s/ Claudio Quarta

Name:  Claudio Quarta

Title:  C.E.O.

GENOME THERAPEUTICS CORP.

By:          /s/ Steven Rauscher

Steven Rauscher

President & CEO